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                                                                    Exhibit 10.1

                              MANAGEMENT AGREEMENT

            THIS MANAGEMENT AGREEMENT, dated as of _______ _, 1997 is between CAREY DIVERSIFIED LLC, a Delaware limited liability company (the "Company"), and CAREY MANAGEMENT LLC, a Delaware limited liability company (the "Manager").

                              W I T N E S S E T H:

            WHEREAS, the Company has been formed to succeed to the net lease business of the Corporate Property Associates series of limited partnerships and to expand and grow the business for the benefit of its shareholders;

            WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of, and certain facilities available to, the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of, the Company, all as provided herein; and

            WHERE AS, the Manager is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

            Acquisition Expenses. Those expenses of the Company related to the selection and acquisition of properties by the Company, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals and fairness letters, nonrefundable option payments on Property not acquired, accounting fees and expenses, costs of title reports and title insurance, transfer and recording taxes and miscellaneous expenses.

            Affiliate. With respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such Person; (iii) any officer, director or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any entity in which any officer, director or partner of any Person specified in (iii) above is an officer, director or partner.

            Appraised Value. Value according to an appraisal made by an Independent Appraiser.

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            Average Market Capitalization. For the relevant period, the closing price of the Listed Shares on each trading day of the period multiplied by the total number of Listed Shares and Listed Share Equivalent Units outstanding on each trading day, adding the product for each day and dividing the sum by the number of trading days in the period; provided, however, that this definition may be adjusted to account for charges to the capital structure of the Company. For purposes of this calculation, the number of "Listed Share Equivalent Units" for each Subsidiary Partnership is equal to the product of (i) the number of Subsidiary Partnership Units outstanding for each Subsidiary Partnership and (ii) the Exchange Ratio for each Subsidiary Partnership.

            Board or Board of Directors. The Board of Directors of the Company.

            Bylaws. The Bylaws of the Company.

            Cash from Financings. Net cash proceeds realized by the Company from the financing of Properties or the refinancing of any Company indebtedness.

            Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

            Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

            Cause. With respect to the termination of this Agreement, (a) an act of fraud, embezzlement or theft constituting a felony or an act intentionally against the interests of the Company which causes it material injury, (ii) a final determination by a court of competent jurisdiction that the Manager has committed a material breach of this Agreement, (iii) a petition shall have been filed against the Manager for an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such petition shall not have been dismissed within 60 days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Manager for any substantial portion of its property, or ordered the winding up or liquidation of its affairs, or (iv) the Manager shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due.

            Change of Control. A change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as enacted and in force on the date hereof, whether or not the Company is then subject to such


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      reporting requirements; provided, however, that, without limitation, a
      Change of Control shall be deemed to have occurred if:

      (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Eligible Directors ("Voting Securities") or (B) the then outstanding shares of Listed Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company);

      (ii) persons who, as of the date of the closing of the Company's initial public offering, constitute the Company's Board of Eligible Directors (the "Incumbent Eligible Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Eligible Director of the Company subsequent to the Closing of the Company's initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Eligible Directors shall, for purposes of this Agreement, be considered an Incumbent Eligible Director; or

      (iii) the Listed Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the Listed Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company. Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Listed Shares outstanding, increases (x) the proportionate number of Listed Shares beneficially owned by any person to 25% or more of the Listed Shares then outstanding or (y) the proportionate voting power represented by the Listed Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Listed Shares or other Voting Securities (other than pursuant to a Listed Shares split, Listed Shares dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).


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            Code. Internal Revenue Code of 1986, as amended.

            Company. Carey Diversified LLC, a limited liability company organized under the laws of the State of Delaware.

            Consolidation. The merger of the Subsidiary Partnerships (each as defined in the Prospectus) of the Company with and into up to nine CPA(R) Partnerships.

            Consolidation Expense. All of the costs and expenses incurred by the Company or the CPA(R) Partnerships in connection with the Consolidation including such expenses as: (i) the preparing, printing, filing and delivering of the Registration Statement and the Prospectus (including any amended partnership agreements thereof or supplements thereto); (ii) the preparing and printing of the Prospectus, other solicitation material and related documents and the filing and/or recording of such certificates or other documents necessary to comply with the laws of the States of Delaware and/or California for the formation of a limited partnership, the merger of a limited partnership into another limited partnership and for the continued good standing of a limited partnership; (iii) the qualification or registration of the limited partner interests under state securities or "Blue Sky" laws; (iv) any costs and fees of any transfer agent, solicitation agent or financial advisor retained by the Company in connection with the Consolidation; (v) the filing fees payable to the United States Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (vi) the fees of the Company's counsel; and (vii) all solicitation expenses incurred in connection therewith, including the cost of all sales literature and the costs related to investor and broker/dealer sales information meetings and the cost of solicitation and tabulation of the consents and elections.

            Contract Purchase Price. The amount actually paid for or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

            Contract Sales Price. The total consideration received by the Company for the sale of a Property.

            Directors. The persons holding such office, as of any particular time.

            Distributions. Distributions made by the Company as declared by the Board.

            Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement; (ii) any material breach of this Agreement of any nature whatsoever by the Company; or (iii) a Change in Control of the Company.


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            Independent Appraiser. A qualified appraiser of real estate as determined by the Board, who is not affiliated, directly or indirectly, with the Company, the Manager or their respective Affiliates. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

            Independent Director. A Director who, in the opinion of the Board, is free from any relationship that would interfere with the exercise of independent judgment. A Director who is as Affiliate of the Company or an officer or employee of the Company or the Manager or any of their subsidiaries or Affiliates would not qualify as an Independent Director.

            Investment Committee. The committee of the board of directors of the Manager primarily responsible for the approval of investments to be made by the Company.

            Listed Shares. A limited liability company interest in the Company representing a share of all of the income, loss and capital of the Company.

            Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans. The term "Loans" shall not include leases which are not recognized as leases for federal income tax reporting purposes.

            Manager. Carey Management LLC, a limited liability company organized under the laws of the State of Delaware.

            Management Fee. The Management Fee as defined in Section 9(a) hereof.

            NYSE. The New York Stock Exchange.

            Organizational Documents. The Certificate of Formation, the Operating Agreement and Bylaws of the Company, as amended from time to time.

            Operating Expenses. All operating, general and administrative expenses paid or incurred by the Company, as determined under generally accepted accounting principles, except the following: (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including Consolidation Expenses, printing, engraving, and other expenses, and taxes incurred in


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      connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's Shares and Securities; (iv) expenses connected with the acquisition, disposition, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) any fees payable to the Manager or any other party; and (vi) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts. Notwithstanding anything herein to the contrary, Operating Expenses shall include the Management Fee and all other expenses reimbursable to the Manager under the Management Agreement, the Performance Fee and the Loan Refinancing Fee.

            Performance Fee. The Performance Fee as defined in Section 9(b).

            Person. An natural person, corporation, partnership, joint venture, association, limited liability company, trust, bank, or other entity, or government or any agency or political subdivision of a government.

            Property or Properties. The Company's partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith.

            Prospectus. The final prospectus and consent solicitation of the Company which describes the Consolidation and the issuance of Shares.

            Registration Statement. The Registration Statement on Form S-4 which includes the Prospectus.

            Restricted Shares. Restricted Shares as defined in Section 9(b).

            Securities. Any stock, shares (other than currently outstanding Shares and subsequently issued Shares of the Company), voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities" or any certificate of interest, shares or participation in temporary or interim certificates for receipts (or guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing), which subsequently may be issued by the Company.

            Shareholders. Those Persons who at any particular time are shown as holders of record of Shares on the books and records of the Company.

            Shares. The Listed Shares and any other limited liability company interests issued by the Company subsequent to the Consolidation.

            Termination Date. The effective date of any termination of this Agreement.


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            Termination Fee. An amount equal to the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraised value measured as of the Termination Date, and (B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager in the 12 months preceding the change in control and (2) if the agreement is terminated without Cause or Good Reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million is the agreement is terminated before December 31, 2003.

            Total Capitalization. For a specified period, the sum of (i) the average of the total principal amount of the debt outstanding (measured as of the first and last day of each period) and (ii) the Average Market Capitalization of the Company over the same period.

            Total Property Cost. With regard to any Property, an amount equal to the sum of the Contract Purchase Price of such Property plus the Acquisition Fees paid in connection with such Property.

            Valuation. An estimate of value of the assets of the Company as determined by a Person approved by the Independent Directors, which Person shall be independent of the Company and the Manager.

            2. Appointment. The Company hereby appoints the Manager to serve as its manager on the terms and conditions set forth in this Agreement, and the Manager hereby accepts such appointment. The Manager shall be a "manager," within the meaning of the Delaware Limited Liability Company Act, of the Company.

            3. Duties of the Manager. The Manager undertakes to provide both strategic and day-to-day management for the Company consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the oversight of the Board, the Manager shall, either directly or by engaging an
Affiliate:

            (a) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

            (b) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors and any and all agents for any of the foregoing,

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including Affiliates of the Manager, and Persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

            (c) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company's policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

            (d) subject to the provisions of Sections 3(f) and 4 hereof, (i) locate, analyze and select potential investments in Property and Loans; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties and Loans will be made, purchased or acquired by the Company; (iii) make investments in Property on behalf of the Company in compliance with the investment objectives and policies of the Company; (iv) arrange for financing, and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of or otherwise deal with the investments in Property and Loans; and (v) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

            (e) provide the Directors with periodic reports regarding prospective investments in Properties and Loans and its performance of services to the Company under this Agreement;

            (f) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Manager shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Manager in connection with the foregoing shall be the responsibility of the Company;

            (g) obtain for, or provide to, the Company such services as may be required in acquiring, managing and disposing of Company Property and/or Loans, including, but not limited to: (i) the negotiating, making and servicing of Loans; (ii) the disbursement and collection of Company monies; (iii) the payment of debts of and fulfillment of the obligations of the Company; and (iv) the handling, prosecuting and settling of any claims of or against the Company, including, but not limited to, foreclosing and otherwise enforcing mortgages and other liens securing the Loans;

            (h) communicate on behalf of the Company with Shareholders and third parties as required to satisfy the reporting and other requirements of any governmental bodies or agencies and otherwise as requested by the Company;


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            (i) provide or arrange for administrative services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

            (j) maintain the books and records of the Company and provide the Company with such accounting data and any other information so requested concerning the investment activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

            (k) consult with the officers and Directors of the Company and provide recommendations to the Directors of the Company with respect to any offering of Securities by the Company;

            (l) provide the Company with all necessary cash management services;

            (m) retain for and on behalf of the Company such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company and the fulfillment of the Manager's duties as set forth herein.

            (n) provide services to the Company in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of securities of the Company and the securing of loans for the Company, provided, however, that the Manager shall not share in any fees paid by the Company to third parties for such services.

            (o) perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Manager shall deem advisable under the particular circumstances.

            4. Authority of Manager.

                  (a) Any investment in Property, including the acquisition of any Property by the Company (as well as any financing acquired by the Company in connection with such acquisition), will require the prior approval of the Manager's Investment Committee.

            (b) Notwithstanding the foregoing, the prior approval of the Board, including a majority of the Independent Directors, will be required for transactions involving (i) the allocation of interests in investments made through joint venture arrangements with Affiliates of the Manager that are public companies; (ii) the terms of any investment made with the Manager or any Affiliate of the Manager that is not a public company; (iii) transactions that present issues which involve conflicts of interest for the Manager (other than conflicts involving the payment of fees or the


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reimbursement of expenses or joint investments); and (iv) the lease of assets to the Manager, any director of an Affiliate of the Manager.

            The Directors may, at any time upon the giving of notice to the Manager, modify or revoke the authority set forth in this Section 4, provided, however, that such modification or revocation shall be effective upon receipt by the Manager and shall not be applicable to investment transactions to which the Manager has committed the Company prior to the date of receipt by the Manager of such notification.

            If a transaction requires approval by the Independent Directors, the Manager will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in such Property or such Loan.

            (c) The Manager shall act as agent of the Company in making, acquiring, financing and disposing of investments, disbursing and collecting the Company's funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of or against the Company, the Board or holders of securities of the Company.

            5. Bank Accounts. The Manager may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, provided that no funds shall be commingled with the funds of the Manager; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

            6. Records; Access. The Manager shall maintain appropriate records of all its activities hereunder and, subject to the Delaware Limited Liability Company Act, make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Manager shall at all reasonable times have access to the books and records of the Company for a purpose reasonably related to the Manager's position as a manager.

            7. Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Manager shall refrain from taking any action which, in its sole judgment made in good faith, would adversely affect the status of the Company as a limited liability company, subject the Company to taxation other than as a partnership, subject the Company to regulation under the Investment Company Act of 1940, would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Organizational Documents, except if such action shall be ordered by the Directors, in which case the Manager shall notify promptly the Directors of the Manager's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event, the Manager shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Manager, its members and employees,


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and partners, stockholders, directors and officers of the Manager's members shall not be liable to the Company, or to the Directors or Shareholders for any act or omission by the Manager, its members or employees, or partners, stockholders, directors or officers of the Manager's members except as provided in Section 21 hereof.

            8. Relationship with Directors. Members and employees of the Manager or any corporate parent of a member, and directors, officers and stockholders of any member or corporate parent of a member may serve as Directors and as officers of the Company, except that no member in or employee of the Manager or any of its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors.

            9. Fees.

            (a) Management Fee. The Company shall pay to the Manager as compensation for the advisory services rendered to the Company hereunder an amount equal to .5% per annum of Total Capitalization of the Company (the "Management Fee"). The Management Fee shall be calculated each month and one-twelfth of the annual fee calculated shall be payable monthly on the last day of such month, or the first business day following the last day of such month;

            (b) Performance Fee. The Company shall also pay to the Manager as compensation for the services rendered to the Company hereunder a monthly performance fee in an amount equal to .5% per annum of the Total Capitalization of the Company (the "Performance Fee"). The Performance Fee shall be calculated each month and one-twelfth of the annual fee calculated shall be payable monthly on the last day of such month, or the first business day following the last day of such month. The Performance Fee shall be payable in the form of Listed Shares, the value of which shall be the closing price or the last trading day of the month for which the fee is being paid. Such Listed Shares so payable (the "Restricted Shares") shall vest ratably over a five-year period, with ownership of 20% of such Restricted Shares so awarded vesting in the Manager on each anniversary of the date on which they were awarded to the Manager, provided that this Agreement has not been terminated on or before such date. Upon the termination of this Agreement for any reason other than a termination for Cause under Paragraph 16 hereof, all Restricted Shares granted to the Manager hereunder shall vest immediately. Prior to the vesting of the ownership of such Restricted Shares in the Manager, such Restricted Shares shall not be transferable by the Manager.

            (c) Other Fees. The Managers will be paid fees by the Company on a transactional basis for acquisitions, dispositions and other similar transactions. The terms of such fees will be negotiated by the Manager and the Board of Directors.

            (d) Credit for Fees Paid by Subsidiary Partnerships. The Management Fee and the Performance Fee payable to the Manager pursuant to Section 9(a) and 9(b) shall be


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reduced equally by one-half of the amount of any amounts received by the Manager or its Affiliates from any of the Subsidiary Partnerships for property management or leasing fees and distributions of cash generated by the Subsidiary Partnerships excluding Cash From Sales and Financings.

            10. Loans from Affiliates. If any loans are made to the Company by the Manager or an Affiliate of the Manager, the interest charged by such Affiliate to the Company on such loan shall be at a commercially reasonable rate. The terms of any such loans shall be no less favorable than the terms available between non-Affiliated Persons for similar commercial loans.

            11. Expenses. In addition to the compensation paid to the Manager pursuant to Section 9 hereof, the Company shall pay directly or reimburse the Manager for the following expenses:

            (a) Consolidation Expenses;

            (b) Acquisition Expenses and other expenses incurred in connection with the investment of the funds of the Company;

            (c) interest and other costs for borrowed money, including discounts, points and other similar fees;

            (d) taxes and assessments on income or Property and taxes as an expense of doing business;

            (e) costs associated with insurance required in connection with the business of the Company or by the Directors;

            (f) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

            (g) fees and expenses of legal counsel for the Company;

            (h) fees and expense of non-affiliated auditors and accountants for the Company;

            (i) all expenses in connection with payments to the Directors and meetings of the Directors and Shareholders;

            (j) the annual cost of goods and materials used by the Company and obtained from entities not affiliated with the Manager;

            (k) expenses connected with payments made to Shareholders;

            (l) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Organizational Documents;

            (m) expenses of maintaining communications with Shareholders, including the cost of preparation, printing and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

            (n) expenses related to the Properties and Loans and other fees relating to making investments including personnel and other costs incurred in Property or Loan transactions where a fee is not payable to the Manager;

            (o) expenses related to fees paid to the NYSE or any other exchange in connection with the Listed Shares; and

            (p) all other expenses the Manager incurs in connection with providing services to the Company including reimbursement to the Manager or its Affiliates for the cost of rent, goods, materials and personnel incurred by them based upon the compensation of the Persons involved and an appropriate share of overhead allocable to those Persons.

            No reimbursement shall be made for the cost of personnel to the extent that such personnel are used in transactions for which the Manager receives a separate transactional fee.

            Expenses incurred by the Manager on behalf of the Company and payable by the Company pursuant to this Section 11 shall be reimbursed quarterly to the Manager within 60 days after the end of each quarter. The Manager shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

            12. Other Services. Should the Board request that the Manager or any member or employee thereof render services for the Company other than set forth in Section 3 hereof, such services shall be separately compensated and shall not be deemed to be services pursuant to the terms of this Agreement.

            13. Other Activities of the Manager. Nothing herein contained shall prevent the Manager from engaging in other activities, including without limitation the rendering of advice to other investors and the management of other programs advised, sponsored or organized by the Manager or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, member or shareholder of the Manager or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, limited liability company, individual, trust or association. The Manager may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Manager shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Manager's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, limited liability company, individual, trust or association. The Manager or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Manager or its Affiliates have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Manager to adopt a reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company. In applying any such method, the Manager shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the amount of equity required to make the investment and the length of time such funds have been available for investment. To the extent that a Property might be suitable for the Company and for another investment entity which is advised or managed by the Manager, the investment will be made by the most appropriate investment entity after consideration of the factors identified above. The Manager may consider the Property for private placement only if such Property is deemed inappropriate for any investment entity which is advised or managed by the Manager, including the Company.

            The Manager shall be required to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Manager nor any Affiliate of the Manager shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company.

            14. Relationship of Manager and Company. The Company and the Manager agree that they have not created and do not intend to create by this Agreement a joint venture or partnership relationship between them and nothing in this Agreement shall be construed to make them partners or joint venturers or impose any liability as partners or joint venturers on either of them.

            15. Term; Termination of Agreement. This Agreement shall continue in force until December 31, 1998, and thereafter shall be automatically renewed from year to year, unless either party shall give notice in writing of non-renewal to the other party not less than 60 days before the end of any such year.

            16. Termination by Company. At the sole option of a majority of the Independent Directors, this Agreement may be terminated immediately by written notice of termination from the Company to the Manager upon the occurrence of events which would constitute Cause.

            Any notice of termination under Section 16 or 17 shall be effective on the date specified in such notice, which may be the day on which such notice is given or any date thereafter. The Manager agrees that if any of the events specified in clause (ii) of the definition of

Good Reason shall occur, it shall give written notice thereof to the Board within 15 days after the occurrence of such event.

            17. Termination by Manager. This Agreement may be terminated immediately without penalty by the Manager by written notice of termination to the Company upon the occurrence of events which would constitute Good Reason.

            18. Assignment Prohibition. This Agreement may not be assigned by the Manager without the approval of the Board (including a majority of the Independent Directors); provided, however, that such approval shall not be required in the case of an assignment to a corporation, partnership, association, trust, limited liability company or organization which may take over the assets and carry on the affairs of the Manager, provided (i) that at the time of such assignment, such successor organization shall be owned substantially by the then members of the Manager or their Affiliates, only if such entity has a net worth of at least $3,000,000 and (ii) that the then members of the Manager shall deliver to the Board a statement in writing indicating the ownership structure and net worth of the successor organization and a certification from the assignee as to its net worth. Such an assignment shall bind the assignees hereunder in the same manner as the Manager is bound by this Agreement. The Manager may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company without the consent of the Manager, except in the case of an assignment by the Company to an organization which is a successor to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

                  19. Payments to and Duties of Manager Upon Termination.

                        (a) After the Termination Date, the Manager shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination the following:

                              (i) all unpaid reimbursements of Consolidation
                  Expenses and any other expenses for which the Manager is entitled to reimbursement;

                              (ii) all earned but unpaid Management Fees and
                  Performance Fees payable to the Manager prior to the termination of this Agreement;

                              (iii) all earned but unpaid transactional fees.

                  All amounts payable to the Manager in the event of a termination shall be paid by the Company in cash to the Manager within 30 days of the Termination Date.

                        (b) If this Agreement is terminated by either party in connection with a Change of Control, by the Company for any reason other than Cause, or by the Manager for Good

Reason, the Manager shall be entitled to payment by the Company in cash of the Termination Fee within 30 days of the Termination Date, and ownership of any Restricted Shares owned by the Manager which has not yet vested in the Manager shall immediately vest upon such termination.

                        (c) The Manager shall promptly upon termination:

                              (i) pay over to the Company all money collected
                  and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                        (ii) deliver to the Directors a full accounting,
                  including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

                        (iii) deliver to the Directors all assets, including
                  Properties and Loans, and documents of the Company then in the custody of the Manager; and

                        (iv) cooperate with the Company to provide an orderly
                  management transition.

                  20. Limitation on Liability. The Manager shall have no responsibility other than to render the services and take the actions described herein in good faith and with the exercise of due care and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendation of the Manager. The Manager, except by reason of its own gross negligence, bad faith or willful misconduct, shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within its discretion or rights or powers conferred upon it by this Agreement or in reasonable reliance upon the written opinion of counsel of recognized expertise.

                  21. Indemnification by the Company. (a) The Company shall indemnify and hold harmless the Manager and its Affiliates, including their respective officers, directors, members and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Delaware or the Organizational Documents of the Company and except with respect to losses, claims, damages or liabilities with respect to or arising out of the Manager's gross negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Manager shall not be entitled to indemnification or be held harmless pursuant to this Section 21 for any activity which the Manager shall be required to indemnify or hold harmless the Company pursuant to Section 22.

                  (b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to any Indemnified Party pursuant to Section 21(a) hereof, unless the failure to so notify would itself constitute gross negligence, bad faith or willful misconduct. The indemnifying party shall assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable to an indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

                  22. Indemnification by Manager. The Manager shall indemnify and hold harmless the Company from liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Manager's bad faith, fraud, willful misfeasance, willful misconduct, willful negligence or reckless disregard of its duties.

                  23. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

                  To the Board and to the Company:

                                       Carey Diversified LLC
                                       50 Rockefeller Plaza
                                       New York, NY  10020

                  To the Manager:

                                       Carey Management LLC
                                       50 Rockefeller Plaza
                                       New York, NY  10020

                  Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 23.

                  24. Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

                  25. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  26. Construction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

                  27. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  28. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  29. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  30. Titles Not to Affect Interpretation. The titles of Sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

                  31. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  32. Name. W.P. Carey & Co., Inc. has a proprietary interest in the name "Carey Diversified", "Corporate Property Associates" and "CPA(R)." Accordingly, and in recognition of this right, if at any time the Company ceases to retain Carey Management LLC or an Affiliate thereof to perform the services of Manager, the Directors of the Company will, promptly after receipt of written request from the Manager or W.P. Carey & Co., Inc., cease to conduct business under or use the name "Carey Diversified", "Corporate Property Associates" or "CPA(R)" or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name "Carey", "Carey Diversified", "Corporate Property Associates" or "CPA(R)" or any other word or words that might, in the sole discretion of the Manager, be susceptible of indication of some form of relationship between the Company and the Manager or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Manager or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Carey", "Carey Diversified", "Corporate Property Associates" or "CPA(R)" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Directors.

                  IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the day and year first above written.

                                      CAREY DIVERSIFIED LLC


                                      By:
                                         --------------------------------------
                                          Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------

                                      CAREY MANAGEMENT LLC

                                      By:
                                         --------------------------------------
                                          Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------